DECLARATION OF TRUST
                              OF
                      THE AMERICAN FUNDS
                 CALIFORNIA TAX-EXEMPT SERIES
                        TABLE OF CONTENTS
Article                                                      Page
     I.  NAME AND DEFINITIONS                                   2
          1.1     Name                                          2
          1.2     Definitions                                   2
          1.3     Purpose                                       5
    II.  TRUSTEES                                               5
          2.1     Number of Trustees                            5
          2.2     Term and Election                             6
          2.3     Resignation and Removal by Trustees           6
          2.4     Removal by Shareholders                       6
          2.5     Vacancies                                     7
          2.6     Delegation of Power to Other Trustees         8
   III.  POWERS OF TRUSTEES                                     8
          3.1     General                                       8
          3.2     Investments                                   9
          3.3     Legal Title                                  10
          3.4     Issuance and Repurchase of Shares            11
          3.5     Delegation; Committees                       11
          3.6     Collection and Payment                       11
          3.7     Expenses                                     11
          3.8     Manner of Acting                             11
          3.9     By-Laws                                      12
          3.10    Miscellaneous Powers                         12
          3.11    Principal Transactions                       13
          3.12    Trustees and Officers as Shareholders        13
          3.13    Litigation                                   13
    IV.  CONTRACTS                                             14
          4.1     Underwriting Contract                        14
          4.2     Investment Advisory or Management Contract   14
          4.3     Transfer Agent                               15
Article                                                      Page
          4.4     Affiliations of Trustees or Officers, etc.   15
     V.  LIMITATIONS OF LIABILITY OF
         SHAREHOLDERS, TRUSTEES AND OTHERS                     16
          5.1  No Personal Liability of  Shareholders,
               Trustees, etc                                   16
          5.2  Non-Liability of Trustees, etc.                 16
          5.3  No Bond Required of Trustees                    17
          5.4  No Duty of Investigation; Notice in Trust
               Instruments, etc.                               17
          5.5  Reliance on Experts, etc.                       17
    VI.  SHARES OF BENEFICIAL INTEREST                         18
          6.1  Beneficial Interest                             18
          6.2  Rights of Shareholders                          19
          6.3  Trust Only                                      19
          6.4  Issuance of Shares                              19
          6.5  Register of  Shares; Share Certificates         20
          6.6  Transfer of Shares                              20
          6.7  Notices                                         21
          6.8  Treasury Shares                                 21
          6.9  Voting Powers                                   21
          6.10 Establishment of Fund; Series or Classes
               of Shares                                       21
   VII.  REDEMPTION, REPURCHASE, AND REDUCTION OF SHARES       25
          7.1  Redemption of Shares                            25
          7.2  Price                                           25
          7.3  Payment                                         26
          7.4  Repurchase by Agreement                         26
          7.5  Redemption of Shareholder's Interest;
               Redemption of Shares to Qualify as a
               Regulated Investment Company; Disclosure
               of Holdings                                     26
          7.6  Suspension of Right of Redemption               27
          7.7  Effect of Suspension of Determination of
               Net Asset Value                                 28
Article                                                      Page
         7.8  Reductions of Shares                             28
  VIII.  DETERMINATION OF NET ASSET VALUE, NET INCOME,
         AND DISTRIBUTIONS                                     28
          8.1  Net Asset Value                                 28
          8.2  Distributions With Respect to Outstanding
               Shares                                          29
          8.3  Determination of Net Income; Constant Net
               Asset Value of Shares of Certain Series or
               Classes; Reduction of Outstanding Shares        30
          8.4  Power to Modify Foregoing Procedures            31
    IX.  DURATION; TERMINATION OF TRUST; AMENDMENT;
         MERGERS; ETC.                                         31
          9.1  Duration                                        31
          9.2  Termination of Trust                            31
          9.3  Amendment Procedure                             32
          9.4  Merger, Consolidation or Sale of Assets         33
          9.5  Incorporation                                   33
     X.  MISCELLANEOUS                                         34
          10.1 Filing                                          34
          10.2 Resident Agent                                  34
          10.3 Governing Law                                   34
          10.4 Counterparts                                    34
          10.5 Reliance by Third Parties                       35
          10.6 Provisions in Conflict With Law or Regulations  35
          10.7 Index and Heading for Reference Only            36
                              (iii)
                       DECLARATION OF TRUST
                               OF
                        THE AMERICAN FUNDS
                   CALIFORNIA TAX-EXEMPT SERIES
                        Dated May 30, 1986
     DECLARATION OF TRUST made May 30, 1986 by Michael J. Downer, David M. Elwood and Thomas E. Terry, (the "Trustees");
     WHEREAS, it is desired that the trust established hereby (the "Trust") be managed and operated as a trust with transferable shares under the laws of Massachusetts, of the type commonly known as and referred to as a Massachusetts business trust, in accordance with the provisions hereinafter set forth;
     WHEREAS, it is proposed that the assets held by the Trustees may be divided into separate funds, each with its own separate investment portfolio, investment objectives, policies and purposes, and that the beneficial interest in each such fund when and if established shall be divided into transferable Shares of Beneficial Interest, a separate Series of Shares for each fund, all in accordance with the provisions hereinafter set forth; and
     WHEREAS, it is proposed that the shares of the Trust of each separate Series may be further divided into classes of Shares, with each such Class differing from other classes representing interests in the same Fund in respect of expenses and fees or such other matters as the Trustees shall determine;
     NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders, from time to time, of the Shares of Beneficial Interest issued hereunder and subject to the provisions hereof.
                         ARTICLE I
                   NAME AND DEFINITIONS
SECTION 1.1  -  Name.
     The name of the Trust created hereby is "The American Funds California Tax-Exempt Series."
SECTION 1.2  -  Definitions.
     Wherever they are used herein, the following terms have the following respective meanings:
          (a) "By-Laws" means the By-Laws referred to in Section 3.9 hereof, as such By-Laws may be amended from time to time.
          (b) A "Class of Shares" means all Shares of Beneficial Interest representing interests in the same Fund and subject to the same fees and expenses charged against the income of the Fund and such other provisions as may be designated by the Trustees in establishing such Class. Classes may be established from time to time by the Trustees hereunder and may differ from other Classes in the same Fund with respect to the expenses and fees charged to each such Class or as to such other matters as the Trustees shall determine in establishing each such Class, but Classes in the same Fund shall in each case represent interests in the same Trust Property.
          (c) The terms "Commission" and "Interested Person", have the meanings given them in the 1940 Act.
          (d) "Custodian" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act.
          (e) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.
          (f) "Distributor" means the other person to any contract entered into by the Trust pursuant to Section 4.1 hereof.
          (g) "Fund" or "Funds" means one or more of the separate components of the Trust Property which are now or hereafter established and designated under or in accordance with the provisions of Article 6.10 hereof.
          (h) "Fundamental Policies" means the investment restrictions set forth and identified as such in the current registration statement of the Trust under the 1940 Act.
          (i) "His" shall be deemed to include the feminine and neuter, as well as the masculine, genders.
          (j) "Investment Adviser" means the other Person to any contract entered into by the Trust pursuant to Section 4.2 hereof.
          (k) The "1940 Act" means the Investment Company Act of 1940, and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust.
          (l) "Majority Shareholder Vote" as used with respect to the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust, without regard to Series or Class, represented in person or by proxy and entitled to vote thereon, provided that a quorum (as determined in accordance with the By-Laws) is present, and as used with respect to any other action required or permitted to be taken by Shareholders, shall mean the vote for such action of the holders of that majority of all outstanding Shares of the Trust (or, where a separate vote of Shares of any particular Series or Class is to be taken, the affirmative vote of that majority of the outstanding Shares of that Series or Class) which consists of: (i) a majority of all Shares (or of Shares of the particular Series or Class) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided that a quorum (as determined in accordance with the By-Laws) is present; or (ii) if such action is to be taken by written consent of Shareholders, a majority of all Shares (or of Shares of the particular Class or Series) issued and outstanding and entitled to vote on such action; provided, that (iii) as used with respect to any action requiring the affirmative vote of "a majority of the outstanding voting securities", as the quoted phrase is defined in the 1940 Act, of the Trust or of any Series or Class, "Majority Shareholder Vote" means the vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares of the Trust (or of Shares of the particular Class or Series entitled to vote on such action) which satisfies such 1940 Act voting requirement.
          (m) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, and other entities, whether or not legal entities, governments and agencies and instrumentalities and political subdivisions thereof, and quasi-governmental agencies and instrumentalities.
          (n) "Prospectus" means the prospectus of the Trust effective from time to time under the Securities Act of 1933, as amended from time to time.
          (o) "Securities" shall include, without limitation, common and preferred stocks; American Depository Receipts, futures and related options, options on securities or indices of securities, certificates of deposit, finance paper, commercial paper, bankers' acceptances; all kinds of repurchase agreements and reverse repurchase debentures; bills; notes; other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including, without limitation, securities of the United States or any other government, any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality.
          (p) "Series" means one or more of the series of Shares authorized by the Trustees to represent the entire beneficial interest in one or more of the Funds. Shares of any Series may be classified or reclassified by the Trustees into one or more Classes of Shares.
          (q) "Shareholder" means a record owner of outstanding Shares of Beneficial Interest of any Class of any Series.
          (r) "Shares" means the equal proportionate transferable units of interest of each Class and of each Series into which the beneficial interest in the Trust shall be classified or reclassified from time to time by the Trustees acting under this Declaration of Trust, or in the absence of such action, means the equal proportionate transferable units of interest into which the entire beneficial interest in the Trust shall be divided from time to time, and includes fractions of Shares as well as whole Shares. All references herein to "Shares" which are not accompanied by a reference to any particular Series or Class shall be deemed to apply to outstanding shares without regard to Series or Class. "Outstanding" Shares means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the Treasury of the Trust.
          (s) "Transfer Agent" means the other Person to any contract entered into by the Trust pursuant to Section 4.3 hereof.
          (t)  "Trust" means the Trust created by this Declaration.
          (u) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees as such, without regard to the Fund to which such property is allocated, but shall not include property owned by the Trustees as individuals.
          (v) "Trustees" means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his capacity as Trustee or their capacities as Trustees hereunder and not in his or their individual capacities except where the context otherwise requires.
SECTION 1.3 -  Purpose.
     The purpose of the Trust shall be to engage in the business of being an investment company, and as such of subscribing for, purchasing or otherwise acquiring, holding for investment or trading in, borrowing, lending and selling short, selling, assigning, negotiating or exchanging and otherwise disposing of, and turning to account, realizing upon and generally dealing in and with, in any manner, Securities of all kinds, and all as the Trustees in their discretion shall determine to be necessary, desirable or appropriate, and to exercise and perform any and every act, thing or power necessary, suitable or desirable for the accomplishment of such purpose, the attainment of any of the objectives or the furtherance of any of the powers given hereby which are lawful purposes, objectives or powers of a trust with transferable shares of the type commonly termed a Massachusetts business trust; and to do every other act or acts or thing or things incidental or appurtenant to or growing out of or in connection with the aforesaid objectives, purposes or powers, or any of them, which a trust of the type commonly termed a Massachusetts business trust is not now or hereafter prohibited from doing, exercising or performing.
                        ARTICLE II
TRUSTEES
SECTION 2.1  -  Number of Trustees.
     The number of Trustees shall be such number as shall be fixed from time to time by written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be reduced to less than three by such an instrument.
SECTION 2.2  -  Term and Election.
     The Trustees shall (except in the event of resignations or removals or vacancies pursuant to Sections 2.3 or 2.4 or 2.5 hereof) hold office during the lifetime of the Trust and until its termination as hereinafter provided. The Trustees shall be elected by the Shareholders of the Trust at the first meeting of Shareholders prior to the initial public offering of Shares of the Trust, and the term of office of any Trustees in office before such election shall terminate at the time of such election. Subject to Section 16(a) of the 1940 Act and to the preceding sentence of this Section, the Trustees shall have the power to set and alter the terms of office of the Trustees, and at any time to lengthen or shorten their own terms or make their terms of unlimited duration, to elect their own successors and, pursuant to Section 2.5 hereof, to appoint Trustees to fill vacancies; provided, that Trustees shall be elected by Majority Shareholder Vote at any such time or times as the Trustees shall determine that such action is required under Section 16(a) of the 1940 Act or, if not so required, that such action is advisable; and, further provided that after the initial election of Trustees by the Shareholders, the term of office of any incumbent Trustee shall continue until the termination of this Trust or such Trustee's removal, replacement or until the election of such Trustee's successor in office has become effective in accordance with this section.
SECTION 2.3  -  Resignation and Removal by Trustees.
     Any Trustee may resign as such (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by this Declaration) for cause by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.
SECTION 2.4  -  Removal by Shareholders.
     The Shareholders shall have the power to remove a Trustee by Majority Shareholder Vote, either by declaration in writing filed with the transfer agent or by votes cast in person or by proxy at a meeting called for the purpose of removal under this section. The Trustees shall promptly call such a meeting of shareholders when requested to do so by the record holders of not less than 10 per cent of such outstanding Shares.
     Whenever ten or more Shareholders of record who have been Shareholders at least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1 per centum of the outstanding shares of all Series and all Classes in the aggregate, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting pursuant to this Section 2.4 and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either:
     (a) Afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or
     (b) Inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.
SECTION 2.5  -  Vacancies.
     The term of office of a Trustee shall terminate and a vacancy shall occur in the event of his death, resignation, removal, bankruptcy, adjudicated incompetence or other permanent incapacity as two-thirds of the remaining Trustees deem to have rendered him unable to perform the duties of the office of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, the remaining Trustees shall fill, subject to the provisions of the 1940 Act, such vacancy by the appointment of such other Person as they in their discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office. No such appointment shall become effective until the Person named in the written instrument of appointment shall have accepted such appointment in writing and agreed in writing to be bound by the terms of this Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.5, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.
SECTION 2.6  -  Delegation of Power to Other Trustees.
     Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees, provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided, and provided further that this Section shall in no way be deemed to limit the provisions of Section 3.5.
                        ARTICLE III
POWERS OF TRUSTEES
SECTION 3.1  -  General.
     The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right.
     The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, employees, agents, Investment Advisers, Distributors, Custodians, Transfer Agents or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees are not and shall not be required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person or Persons (including one or more of themselves or any Person of which one or more of them may be directors, officers, agents, employees, stockholders, partners or Trustees or with which one or more of them may be otherwise affiliated) as the Trustees may deem necessary or proper for the transaction of the business of the Trust, and for such purpose may grant or delegate such authority to any such Person as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Trustees. The Trustees shall have the power to determine the terms and compensation of any such Person and may exercise broad discretion in allowing such Person to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees or the Trust, and to make executive decisions which conform to the general policies and general principles previously established by the Trustees.
     The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, and possessions of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust in addition to those things which are specifically mentioned herein. Any determination as to what is in the interests of the Trust or as to the existence of powers or authorities hereunder made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.
     The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court.
SECTION 3.2  -  Investments.
     The Trustees shall have the power, subject to the Fundamental Policies:
          (a) To operate as and carry on the business of an investment company and exercise all the powers necessary and appropriate to the conduct of such business;
          (b) To invest in, hold for investment, and reinvest in Securities or in "when issued" or delayed delivery contracts for any Securities or retain all or any part of the Trust Property in cash and at any time and from time to time to change the investments of the Trust Property;
          (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to sell or otherwise dispose of, to lend, and to pledge, Securities;
          (d) To exercise all rights, powers and privileges of ownership or interest in all Securities included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all Trust Property;
          (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including, without limitation, cash, and any interest therein;
          (f) To borrow money and in connection therewith to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property or any portion thereof; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property;
          (g) To aid by further investment any Person, any Security of or interest in which is included in the Trust Property or in the affairs of which the Trustee, as such, have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such Security or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such Person; and
          (h) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.
     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.
     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.
SECTION 3.3  -  Legal Title.
     Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may become a Trustee. Upon the termination of a Trustee's term of office, he shall automatically cease to have any right, title, or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
SECTION 3.4  -  Issuance and Repurchase of Shares.
     The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares of any Series or Class and, subject to the provisions set forth in Articles VII, VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares of any Series or Class, any of the Fund Assets belonging to the Fund to which such Series or Class relates, whether constituting capital or surplus or otherwise, to the full extent now or hereafter not prohibited by the laws of the Commonwealth of Massachusetts.
SECTION 3.5  -  Delegation; Committees.
     The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or in the names of the Trustees or otherwise as the Trustees may deem expedient, except as may be prohibited by the 1940 Act.
SECTION 3.6  -  Collection and Payment.
     The Trustees shall have power to collect all property due to the Trust; to pay all claims, including, without limitation, taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.
SECTION 3.7  -  Expenses.
     The Trustees shall have the power to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carrying out any of the purposes of this Declaration, to pay themselves reasonable compensation and to reimburse themselves for expenses incurred in the performance of their duties as Trustees from the Trust Property. The Trustees shall fix the compensation of all officers, employees, agents and Trustees.
SECTION 3.8  -  Manner of Acting.
     Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of the entire number of Trustees then in office.
SECTION 3.9  -  By-Laws.
     The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.
SECTION 3.10  -  Miscellaneous Powers.
     The Trustees shall have the power to:
          (a) Employ or contract with such Person or Persons as the Trustees may deem desirable for the transaction of the business of the Trust;
          (b) Enter into joint ventures, partnerships and any other combinations or associations;
          (c) Remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;
          (d) Purchase, and pay for out of Trust Property insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Distributors, Transfer Agents, Custodians, selected dealers or independent contractors of the Trust against any and all claims and liabilities arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such claim or liability;
          (e) Establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust;
          (f) To the extent not prohibited by law, indemnify any Person with whom the Trust has dealings, including any Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine;
          (g)  Guarantee indebtedness or contractual obligations of others;
          (h) Determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and
          (i) Adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.
SECTION 3.11  -  Principal Transactions.
     Except in transactions permitted by the 1940 Act or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares of any Series or Class) from or sell any securities (other than Shares of any Series or Class) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Manager, Distributor or Transfer Agent or with any Affiliated Person of such person; but the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.
SECTION 3.12  -  Trustees and Officers as Shareholders.
     Any Trustee, officer, employee or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not such a Trustee, officer, employee or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy Shares from any such Person or any firm or company in which he is an Interested Person.
SECTION 3.13  -  Litigation.
     The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.
                          ARTICLE IV
CONTRACTS
SECTION 4.1  -  Underwriting Contract.
     Subject to the provisions of the 1940 Act, the Trustees may, in their discretion, from time to time enter into, renew, amend, or modify an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares of any one or more Series or Classes to net the Trust an amount per Share not less than the amount provided for in Section 8.1 hereof, whereby the Trustees may agree to sell the Shares to the other party to the contract and/or appoint such other party sales agent of the Trust for the Shares, on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the provisions of this Declaration or the By-Laws; and any such contract may also provide for the repurchase of the Shares by such other party as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of such Shares.
SECTION 4.2  -  Investment Advisory or Management Contract.
     Subject to the provisions of the 1940 Act, the Trustees may, in their discretion, from time to time enter into, renew, amend, or modify an investment advisory or management contract or contracts whereby the other party or parties to such contract or contracts shall undertake to furnish to the Trust such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may, in their discretion, determine, including the grant of authority to such other party to determine what Securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested, which authority shall include the power to make changes in the Trust's investments. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of Securities of the Trust on behalf of the Trustees and may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser, all without further action by the Trustees. Any such activities shall be deemed to have been authorized by all of the Trustees.
SECTION 4.3  -  Transfer Agent.
     The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract or contracts whereby the other party or parties to such contract or contracts shall undertake to furnish transfer agency and shareholder services to the Trust. Any such contract shall have such terms and conditions not inconsistent with this Declaration or the By-Laws as the Trustees may, in their discretion, determine. Such services may be provided by one or more Persons.
SECTION 4.4  -  Affiliations of Trustees or Officers, etc.
     Any Shareholder, Trustee or officer of the Trust, individually, or any firm of which any Shareholder, Trustee or officer of the Trust may be a member, or any Person of which any Shareholder, Trustee or officer of the Trust may be an officer or director or in which any Shareholder, Trustee or officer of the Trust may be directly or indirectly interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the fact of any such interests or relationships shall be disclosed or shall have been known to the Trustees or a majority thereof. Any such Shareholder, Trustee or officer of the Trust may be counted in determining the existence of a quorum at the meeting of the Trustees of the Trust which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if such other interests or relationships did not exist. In furtherance and not in limitation of the foregoing, the Trustees of the Trust are expressly authorized to contract for investment advisory and management services of any nature, as described in Section 4.2, with any Person affiliated with any Trustee or parent or affiliate or Interested Person of any such Person, on such terms as the Trustees may deem desirable. The Trustees are further expressly authorized to contract with any such Person or parent or affiliate or Interested Person of any such Person on such terms as the Trustees may deem desirable for the distribution of shares of the Trust as described in
Section 4.1 and to contract for other services, including, without limitation services as Transfer Agent for the Trust's shares as described in Section 4.3 above with any such Person on such terms as the Trustees may deem desirable. Any such Person or parent or affiliate or Interested Person of any such Person which enters into one or more of such contracts may also perform similar or identical services for other investment companies and other Persons without restriction by reason of the relationship with the Trust.
                          ARTICLE V
                 LIMITATIONS OF LIABILITY OF
              SHAREHOLDERS, TRUSTEES AND OTHERS
SECTION 5.1  -  No Personal Liability of Shareholders, Trustees, etc.
     No Shareholder as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, omissions, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust as such shall be subject to any Personal liability whatsoever to any Person in connection with Trust Property or the affairs of the Trust, save only that to which they would be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties with respect to such Person; and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising directly or indirectly in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein, provided that a Shareholder of any Series shall be indemnified only from the assets belonging to the Fund to which such Series relates.
SECTION 5.2  -  Non-Liability of Trustees, etc.
     No trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of Trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.
SECTION 5.3  -  No Bond Required of Trustees.
     No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.
SECTION 5.4  -  No Duty of Investigation; Notice in Trust Instruments, etc.
     No purchaser, lender, Transfer Agent, Custodian or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of Trust Property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with or on behalf of the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees may recite, in substance, that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustee or Shareholders individually. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees, and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.
SECTION 5.5  -  Reliance on Experts, etc.
     Each Trustee, officer, employee, or agent of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers, employees, agents or by the Investment Adviser, the Distributor, Transfer Agent, Custodian, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers, or employees of the Trust, regardless of whether any such Person may also be a Trustee or an Interested Person of the Trust.
                         ARTICLE VI
               SHARES OF BENEFICIAL INTEREST
SECTION 6.1  -  Beneficial Interest.
     The interest of the beneficiaries of the Trust shall be divided into transferable shares and fractions of shares of beneficial interest without par value. The number of shares of beneficial interest is unlimited. Initially the shares of beneficial interest shall be of one series and of one class. The Trustees shall have authority in their sole discretion to create one or more separate, distinct and independent Funds into which assets of the Trust shall be divided, and to authorize a separate Series of shares of beneficial interest for such Fund (each of which Series, including without limitation, the Series authorized in Section 6.10 hereof, shall represent interests only in the Fund with respect to which such Series was authorized), or one or more additional Classes of shares of beneficial interest, on such terms and conditions as they may determine, without vote of the shareholders. The Trustees shall have authority, in their sole discretion, to combine Series of shares of beneficial interest or a Class of shares of beneficial interest with another Series of shares of beneficial interest or another Class of shares of beneficial interest, without vote of the shareholders, either
          (a) through an exchange of shares of beneficial interest in one Series of shares of beneficial interest or Class of shares of beneficial interest for shares of beneficial interest in another Series of shares of beneficial interest or Class of shares of beneficial interest, or
          (b) by amendment of the terms of and conditions applicable to a Series of shares of beneficial interest or to a Class of shares of beneficial interest to conform such terms and conditions to the terms and conditions applicable to the other Series of shares of beneficial interest or to the other Class of shares of beneficial interest;
provided that any such combination of two or more Series of shares of beneficial interest or two or more Classes of shares of beneficial interest shall always be effected in a way which will preserve the relative net asset value of the shares of beneficial interest affected. All shares of beneficial interest issued hereunder including, without limitation, shares of beneficial interest issued in connection with any dividend declared and paid in shares of beneficial interest or any split of shares of beneficial interest, shall be fully paid and non-assessable.
SECTION 6.2  -  Rights of Shareholders.
     The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest in the Trust Property or in the business of the Trust other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition, divisions, dividend or distribution of any property, profits, rights or interests of the Trust nor can they be called upon personally to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares of any Series or Class shall be personal property giving only the rights specifically set forth in this Declaration.
The Shares of any Series or Class shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights except as the Trustees may determine with respect to any Series or Class of shares.
SECTION 6.3  -  Trust Only.
     It is the intention of the Trustees to create only the relationship of trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, joint venture, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
SECTION 6.4  -  Issuance of Shares.
     The Trustees, in their discretion, may at any time and from time to time without vote of the Shareholders, issue Shares of any Series or Class to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares of any Series or Class, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust and may classify or reclassify any unissued shares, or any shares of any Series or Class previously issued and reacquired by the Trust, into shares of one or more other Funds that may be established and designated from time to time. The Trustees may also reduce the number of outstanding Shares of any Series. Contributions to the Trust may be accepted for, and Shares of any Series shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.
SECTION 6.5  -  Register of Shares; Share Certificates.
     A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which books shall be maintained separately for the shares of each Series that has been authorized and shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, or to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.
SECTION 6.6  -  Transfer of Shares.
     All Shares shall be transferable on the register of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of such other matters as may reasonably be required. Upon such delivery, the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar, if any, nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
     Any Person becoming entitled to Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, except as may otherwise be provided in the laws of the Commonwealth of Massachusetts, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar, if any, nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law. Nothing in this Declaration shall impose on the Trustees or a Transfer Agent a duty, or limit their rights, to inquire into adverse claims.
SECTION 6.7  -  Notices.
     Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the registrar of the Trust.
SECTION 6.8  -  Treasury Shares.
     Shares held in the treasury shall, until reissued pursuant to Section 6.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.
SECTION 6.9  -  Voting Powers.
     The Shareholders shall have power to vote with respect to such matters relating to the Trust as may be required by law, this Declaration, the By-Laws, the 1940 Act, any registration of Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.
     Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares shall not entitle the Shareholders to preference, appraisal, conversion, exchange or preemptive rights of any kind. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholder's votes and meetings, setting of record dates, and related matters.
SECTION 6.10 - Establishment of Fund; Series or Classes of Shares.
     Without limiting the authority of the Trustees as set forth herein to establish and designate further Funds and/or Classes, the following Fund and Class is hereby established and designated: The Tax-Exempt Fund of California, all of the Shares of which shall initially be issued in a single Class. If the Trustees shall establish additional Funds and divide the Shares of the Trust into two or more Series or two or more Classes of any Series, as provided in
Section 6.1 hereof, the following provisions shall be applicable:
          (a) Each Fund established hereunder shall be a separate component of the assets of the Trust, and the holders of Shares of the Series representing the beneficial interest in the assets of that Fund shall be considered Shareholders of such Fund, but such Shareholders shall also be considered Shareholders of the Trust for purposes of receiving reports and notices and, except as otherwise provided herein or in the Certificate of Designation of a particular Fund as to such Fund, or as required by the 1940 Act or other applicable law, the right to vote, all without distinction by Series. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Funds and to fix and determine the relative rights and preferences as between the Shares of the respective Funds as to rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of the several Funds shall have separate voting rights or no voting rights. Within each Fund so established the Trustees shall have the exclusive power without the requirement of shareholder approval to establish one or more Classes of Shares and to fix and determine the relative rights and preferences as between Shares of the respective Classes of a Fund as to rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of the several Classes shall have separate voting rights or no voting rights.
          (b) All provisions herein relating to the Trust shall apply equally to each Series of the Trust except as the context otherwise requires.
          (c) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration with respect to any one or more Series which represents the interests in the assets of the Trust immediately prior to the establishment of two or more Series and the power of the Trustees to invest and reinvest assets applicable to any other Series shall be as set forth in the instrument of the Trustees establishing such Series which is hereinafter described.
          (d) All consideration received by the Trust for the issue or sale of shares of a particular Series together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.
          (e) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The Trustees may further allocate such liabilities, expenses, costs, charges and reserves of a Series among various Classes of Shares of that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of Shares of Classes of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The assets of a particular Series of the Trust shall under no circumstances be charged with liabilities attributable to any other Series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim.
          (f) Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series which shall be equal to the interest of all other Shares of the same Class. Each holder of Shares of a Class shall be entitled to receive his pro rata share of distribution of income and capital gains made with respect to such Class. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust. Upon liquidation or termination of a Series of the Trust, Shareholders of such Series of each Class shall be entitled to receive a pro rata share of the net assets of such Series equal to that of all other Shareholders of such Class. A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.
          (g) Notwithstanding any other provision hereof, on any matter submitted to a vote of Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual Series, except that (1) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series, and (2) when the Trustees have determined that the matter affects only the interests of Shareholders of a limited number of Series of a particular Class of a Series, then only the Shareholders of such Series (or Class, as the case may be) shall be entitled to vote thereon.
          (h) The power of the Trustees to pay dividends and make distributions shall be governed by Section 8.2 of this Declaration with respect to any one or more Series or Classes which represents the interests in the assets of the Trust immediately prior to the establishment of two or more Series or Classes. With respect to any other Series or Class, dividends and distributions on shares of a particular Series or Class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of shares of that Series or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or Class. All dividends and distributions on shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions.
          (i) The Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each Class and Series of Shares.
          (j) The establishment and designation of any Series or Class in addition to the Series and Class established and designated in section 6.10 hereof and the authorization of the Shares thereof shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Fund or such Class and the manner in which the same may be amended (a "Certificate of Designation"), and may provide that the number of Shares of such Fund or Class which may be issued is unlimited, or may limit the number issuable. At any time that there are no Shares or Class outstanding of any particular Fund or Class previously established and designated, including any Fund or Class established and designated in Section 6.10 hereof, the Trustees may by an instrument executed by a majority of the Trustees, terminate such Fund or Class and the establishment and designation thereof and the authorization of its Shares (a "Certificate of Termination"). Each Certificate of Designation, Certificate of Termination and any instrument amending a Certificate of Designation shall have the status of an amendment to this Declaration of Trust, and shall be filed and become effective as provided in
Section 10.1 hereof.
          (k) In the event of the liquidation or dissolution of the Trust, the Shareholders of each Fund of which Shares are outstanding shall be entitled to receive, when and as declared by the Trustees, the excess of the Fund Assets over the liabilities of such Fund divided among the Classes of Shares of the Fund in accordance with Certificate(s) of Designation of the Fund and of any such Class. The assets so distributable to the Shareholders of any particular Fund or Class shall be distributed among such Shareholders in proportion to the number of Shares of that Fund or Class held by them and recorded on the books of the Trust. The liquidation of any particular Fund may be authorized by vote of a majority of the Trustees, subject to the affirmative vote of "a majority of the outstanding voting securities" of that Fund of all Classes voting together, as the quoted phrase is defined in the 1940 Act, determined in accordance with clause (iii) of the definition of "Majority Shareholder Vote" in Section 1.2 hereof.
                         ARTICLE VII
         REDEMPTION, REPURCHASE, AND REDUCTION OF SHARES
SECTION 7.1  -  Redemption of Shares.
     All Shares of any Series or Class of the Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration.
Redeemed or repurchased Shares may be reissued by the Trust.
     The Trust shall redeem the Shares of any Series or Class at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees may from time to time specify additional conditions not inconsistent with the 1940 Act regarding the redemption of Shares.
SECTION 7.2  -  Price.
     Shares shall be redeemed at their net asset value determined as set forth in Section 8.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be the net asset value of such Shares next determined as set forth in Section 8.1 after receipt of the application required by Section 7.1.
SECTION 7.3  -  Payment.
     Payment for redeemed Shares shall be made at such time and in the manner, not inconsistent with the 1940 Act or other applicable law, as may be specified from time to time in the Prospectus, subject to the provision of Section 7.4 hereof.
SECTION 7.4  -  Repurchase by Agreement.
     The Trust may repurchase Shares of any Series or Class directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per Share next determined after the time when the purchase or contract is made or the net asset value as of any time which may be later determined pursuant to
Section 8.1 hereof, provided payment is not made for the Shares prior to the time as of which such net asset value is determined.
SECTION 7.5 - Redemption of Shareholder's Interest; Redemption of Shares to Qualify as a Regulated Investment Company; Disclosure of Holdings.
     The Trust shall have the right at any time to redeem the Shares of any Shareholder for their then current net asset value per Share if at such time the Shareholder owns of record, Shares of any Series or Class having an aggregate net asset value of less than the minimum initial investment amount required of new Shareholders of that Series or Class, subject to such terms and conditions as the Trustee may approve and subject to the Trust's giving general notice to all Shareholders of the existence of such right, either by publication in the Trust's Prospectus, if any, or by such other means as the Trustees may determine.
     If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them to:
          (a) Call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification, and
          (b) Refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would, in the judgment of the Trustees, be likely to result in such disqualification.
     The redemption shall be effected at the redemption price.
     The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.
SECTION 7.6  -  Suspension of Right of Redemption.
     The Trust may declare a suspension with respect to one or more Series or Classes of Shares of the right of redemption or postpone the date of payment of redemption for the whole or any part of any period:
          (a) During which the New York Stock Exchange is closed other than customary weekend and holiday closings;
          (b)  During which trading on the New York Stock Exchange is restricted;
          (c) During which an emergency exists as a result of which disposal by the Trust of Securities owned by the Trust within a Fund is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of the net assets of a Fund; or
          (d) During any other period when the Commission may for the protection of Shareholders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in subparagraphs (b), (c) or (d) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in subparagraphs (b) or (c) above shall have expired (as to which in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value next determined after the termination of the suspension.
SECTION 7.7  -  Effect of Suspension of Determination of Net Asset Value.
     If, pursuant to Section 8.1, the Trustees shall declare a suspension of the determination of net asset value, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 7.1, but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust and the right of the Trust to redeem Shares at its option set forth in Section 7.5, shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 7.1 hereof after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.
SECTION 7.8  -  Reductions of Shares.
     The Trust may also reduce the number of outstanding Shares of any Series or Class.
                           ARTICLE VIII
                 DETERMINATION OF NET ASSET VALUE,
                   NET INCOME, AND DISTRIBUTIONS
SECTION 8.1  -  Net Asset Value.
     The net asset value per Share of any Class of any Series shall be determined as follows: the value of the Securities and other assets owned by the Fund corresponding to that Series shall be valued by methods, reflecting their fair value, as determined by the Trustees in good faith.
     From the total value of said assets, there shall be deducted the liabilities of the Fund attributable to each Class, including proper accruals of interest, taxes and other expense items, amounts determined and declared as dividends or distributions, and reserves for contingent or undetermined liabilities. The net assets of the Fund attributable to each Class so obtained shall then be divided by the total number of Shares of the Fund of that Class outstanding and the result, rounded to the nearest cent, shall be the net asset value per Share of the Fund of that Class. The net asset value of the Shares of that Fund of that Class shall be determined once on each business day, as of the close of trading on the New York Stock Exchange or as of such other time or times as the Trustees shall determine. The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the Custodian, the Transfer Agent, or such other Person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value if to do so is not prohibited by the 1940 Act.
SECTION 8.2  -  Distributions With Respect to Outstanding Shares.
     The Trustees shall from time to time distribute ratably among the Outstanding Shares of a Series and/or of a Class of a Series, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including, without limitation, any type of obligation of the Trust or any assets thereof), and the Trustees may distribute ratably among the Outstanding Shares of such Series or Class additional Shares of such Series or Class or another Series or Class issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Outstanding Shares at the time of declaring a distribution or among the Outstanding Shares at such later date as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time and date. The Trustees may always retain from the net profits of the Trust such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet the obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or other plans as the Trustees shall deem appropriate.
     Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.
     At such time as the Trustees divide the Shares of the Trust into two or more Series and/or two or more Classes of a Series, the distributions provided for herein will be determined separately for the outstanding Shares of each Class of each Series as set forth in Section 6.10(h) hereof.
SECTION 8.3 - Determination of Net Income; Constant Net Asset Value of Shares of Certain Series or Classes; Reduction of Outstanding Shares.
     The Trustees shall have the power to determine the net income of each Series of Shares of the Trust one or more times on each business day and at each such determination declare such net income as dividends in additional Shares of such Series. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus. In the event that any Series or Class of the Trust attempts to maintain a constant net asset value per Share, if, for any reason, the net income of such Series of the Trust determined at any time is a negative amount, the Trustees shall have the power
(i) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder, or (ii) to reduce the number of outstanding shares of such Series or Class of the Trust by reducing the number of Shares in the account of such Shareholder by that number of full and fractional Shares which represents the amount of such excess negative net income, or (iii) to cause to be recorded on the books of the Trust an asset account in the amount of such negative net income, which account may be reduced by the amount, provided that the same shall thereupon become the property of the Trust and shall not be paid to any Shareholder, of dividends declared thereafter upon the outstanding Shares on the day such negative net income is experienced, until such asset account is reduced to zero, or (iv) to combine the methods described in clauses (i) and (ii) and (iii) of this sentence, in order to cause the net asset value per Share of such Series or Class of the Trust to remain at a constant amount per outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power to fail to declare a dividend out of net income for the purpose of causing the net asset value per Share of any such Series or Class to be increased to a constant amount. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal. The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend the practice of maintaining the net asset value per Share of any Series or Class of the Trust at a constant amount.
SECTION 8.4  -  Power to Modify Foregoing Procedures.
     Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of any Series or Class of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable.
                            ARTICLE IX
                 DURATION; TERMINATION OF TRUST;
                    AMENDMENT; MERGERS; ETC.
SECTION 9.1  -  Duration.
     The Trust shall continue without limitation of time, subject to the provisions of this Article IX.
SECTION 9.2  -  Termination of Trust.
          (a) the Trust may be terminated by the vote of a majority of the Shares outstanding and entitled to vote of each Fund of the Trust voting separately at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares, or by such greater or different vote of Shareholders of any Series as may be established by the Certificate of Designation by which such Series was authorized. Upon the termination of the Trust,
               (i) the Trust shall carry on no business except for the purpose of winding up its affairs;
               (ii) the Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including, without limitation, the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require Shareholder approval in accordance with Section 9.4 hereof; and
               (iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary, the Trustees may distribute the remaining Trust Property, if any, in cash or in kind or partly each, among the Shareholders in conformity with Section 6.10(k) hereof.
          (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.
SECTION 9.3  -  Amendment Procedure.
          (a) This Declaration may be amended by a majority shareholder vote, with each Series or Class voting separately if such amendment shall have a materially different effect on one or more particular Series or Classes and otherwise by all Shares voting together, or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of the Shares outstanding and entitled to vote either separately by Series or Classes or together, as appropriate. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, to establish and distinguish separate and distinct Funds and separate and distinct Classes as provided in Section 6.10(a) hereof, or if they deem it necessary to conform this Declaration to the requirements of, or to reduce or eliminate the payment of taxes by the Trust or any Series thereof under applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be held liable for failing to do so;
          (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with a majority vote of the Shares of the affected Series or Class. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders; and
          (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.
     Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.
SECTION 9.4  -  Merger, Consolidation or Sale of Assets.
     The Trust may merge or consolidate with any other Person or may sell, lease or exchange all or substantially all of the Trust Property, including its goodwill, if any, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of the Shares outstanding and entitled to vote or by such other vote as may be established by the Trustees with respect to any series or class of shares; provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, a majority shareholder vote shall be sufficient authorization.
SECTION 9.5  -  Incorporation.
     With a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, partnership, association or other organization to take over all or substantially all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or substantially all of the Trust Property to any such corporation, trust, association or organization in exchange for securities thereof or other wise, and to lend money to, subscribe for securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire Securities or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent not prohibited by applicable law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations, and selling, conveying or transferring a portion of the Trust Property to such organization or entities.
                             ARTICLE X
MISCELLANEOUS
SECTION 10.1  -  Filing.
     This Declaration and any amendment hereto (including each Certificate of Designation and Certificate of Determination) shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.
SECTION 10.2  -  Resident Agent.
     The name of the Trust's resident agent is CT Corporation System, and its post office address is 2 Oliver Street, Boston, Massachusetts 02109.
SECTION 10.3  -  Governing Law.
     This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.
SECTION 10.4  -  Counterparts.
     This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.
SECTION 10.5  -  Reliance by Third Parties.
     Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder or an officer of the Trust appointed by the Trustees, certifying to:
          (a) The number or identity of Trustees or Shareholders or agents or employees;
          (b)  The due authorization of the execution of any instrument in writing;
          (c) The form of any vote passed at a meeting of Trustees or committees thereof or Shareholders;
          (d) The fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration;
          (e) The form of any By-Laws adopted by or the identity of any officers, Trustees, agents or employees; or
          (f) The existence of any fact or facts which in any manner relate to the affairs of the Trust; shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or their successors or the Trust.
SECTION 10.6  -  Provisions in Conflict With Law or Regulations.
          (a) The provisions of this Declaration are severable and, if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination; and
          (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.
SECTION 10.7  -  Index and Heading for Reference Only.
     The Index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.
     IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of May, 1986.
_________________________________
Michael J. Downer, as Trustee
and not individually
_________________________________
Thomas E. Terry, as Trustee
and not individually
Address:  333 South Hope Street
          50th Floor
          Los Angeles, CA  90071
STATE OF CALIFORNIA   )
                      )   SS.
COUNTY OF LOS ANGELES )
     Before me, Angela M. Mitchell, a Notary Public in and for the County of Los Angeles, State of California, personally appeared this day Michael J. Downer and Thomas E. Terry, to me known and known to me to be the same persons whose names are signed to the foregoing instrument, and who acknowledged to me that they executed the same as their free and voluntary act and deed.
     WITNESS, my hand and notarial seal this 20th day of May, 1986.
                 _______________________________
                 Notary Public in and for said County and State
     IN WITNESS WHEREOF, the undersigned has executed this instrument on this 30th day of May, 1986.

David M. Elwood, as Trustee
and not individually
Address:  One Federal Street
          Boston, MA  02110
COMMONWEALTH OF MASSACHUSETTS     )
                                  )
                                  )  SS.
                                  )
COUNTY OF SUFFOLK                 )
     Before me, Judith B. Bonaffini, a Notary Public in and for the County of Suffolk, State of Massachusetts, personally appeared this day David M. Elwood, to me known and known to me to be the same person whose name is signed to the foregoing instrument, and who acknowledged to me that he executed the same as his free and voluntary act and deed.
     WITNESS, my hand and notarial seal this 30th day of May, 1986.

Notary Public in and for said County and State
                    CERTIFICATE OF AMENDMENT
                               OF
                      DECLARATION OF TRUST
                               OF
          THE AMERICAN FUNDS CALIFORNIA TAX-EXEMPT SERIES
     The undersigned, ABNER D. GOLDSTINE, R. J. MUNZER, WILLIAM C. NEWTON, JAMES W. RATZLAFF and HUGH J. SHUMAKER, certify that they constitute a majority of the Board of Trustees of The American Funds California Tax-Exempt Series, a Massachusetts Business Trust, and further that:
     (1) Section 1.1 of Article I of the Declaration of Trust has been amended to read as follows:
     "Section 1.1 - Name.
     The name of the Trust created hereby is 'The American Funds Tax-Exempt Series II.'"
     (2)  The Amendment was unanimously approved by the Board of Trustees.
     IN WITNESS WHEREOF, the undersigned have executed this instrument this 15th day of October, 1986.

Abner D. Goldstine, as Trustee James W. Ratzlaff, as Trustee
and not individually               and not individually

  R. J. Munzer, as Trustee and Hugh J. Shumaker, as Trustee
  not individually                 and not individually

William C. Newton, as Trustee
and not individually
Address:  333 South Hope Street
          50th Floor
          Los Angeles, CA  90071
STATE OF CALIFORNIA    )
                       )  SS.
COUNTY OF LOS ANGELES  )
     Before me, Julie F. Williams, a Notary Public in and for the County of Los Angeles, State of California, personally appeared this day Abner D. Goldstine,
R. J. Munzer, William C. Newton, James W. Ratzlaff and Hugh J. Shumaker, to me known and known to me to be the same persons whose names are signed to the foregoing instrument, and who acknowledged to me that they executed the same at their free and voluntary act and deed.
     WITNESS my hand and notarial seal this 15th day of October, 1986.

Notary Public in and for said
County and State